Exhibit 99.1

Announcement Regarding COPsync Stock Trading

DALLAS, TX – November 3, 2015 (GLOBE NEWSWIRE) – On November 3, 2015, trading in the common stock of COPsync, Inc. on the OTCQB marketplace was halted due to an administrative error that caused the Company’s common stock to prematurely be listed on The NASDAQ Capital Market.

The Company expects trading in its common stock to resume on the OTCQB under the symbol “COYND” at the open of the market on Wednesday November 4, 2015.  The Company’s common stock will continue to trade on the OTCQB until the pricing of the Company’s underwritten public offering as described in its registration statement on Form S-1, as amended (Registration No. 333-206460), filed with the Securities and Exchange Commission.  The Company’s registration statement remains on file with the SEC.

About COPsync
COPsync, Inc., www.copsync.com, is a technology company that improves communication between and among law enforcement officers and agencies from differing jurisdictions to help them prevent and respond more quickly to crime. The COPsync Network connects law enforcement officers and agencies to a common communications system, which gives officers instant access to actionable, mission-critical data and enables them to share information and communicate in real-time with other officers and agencies, even those hundreds and thousands of miles away. The Network's companion, COPsync911 threat alert system, enables schools, courts, hospitals, government buildings, energy, telecommunications and other potentially at-risk facilities to automatically and silently send threat alerts directly to local law enforcement officers in their patrol cars in the event of a crisis, thereby speeding first responder response times and saving minutes when seconds count. The COPsync Network saves officer and citizen lives, reduces unsolved crimes and assists in apprehending criminals and interdicting criminal behavior -- through such features as a nationwide officer safety alert system, GPS/auto vehicle location and distance-based alerts for crimes in progress, such as school crisis situations, child abductions, bank robberies and police pursuits. The COPsync Network also eliminates manual processes and increases officer productivity by enabling officers to electronically write tickets, accident reports, DUI forms, arrest forms and incident and offense reports. The company also sells VidTac(R), an in-vehicle, software-driven video system for law enforcement. Visit www.copsync.com and www.copsync911.com for more information.

Statements in this release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales or other statements about anticipations, beliefs, expectations, intentions, plans or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Examples of such forward-looking statements include, without limitation, “The Company intends to use the net proceeds from the offering to fund ….” Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based on information available to the Company on the date this release was issued. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to obtain and retain customers and development, implementation and acceptance of its products and services. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s registration statement filed with the Securities and Exchange Commission.

Contact:

Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com

Dian Griesel Int'l.
Susan Forman
212-825-3210
sforman@dgicomm.com